EXHIBIT 13
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the annual report of Norsk Hydro ASA (the “Company”) on Form 20-F for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eivind Reiten, as Chief Executive Officer, and John Ove Ottestad, as Chief Financial Officer, each hereby certifies that to the best of his knowledge:
     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Oslo, 16 March 2007

/s/ Eivind Reiten Eivind Reiten
President and Chief Executive Officer

Oslo, 16 March 2007

/s/ John Ove Ottestad John Ove Ottestad
Executive Vice President and Chief Financial Officer